ZAGG INCORPORATED

FINANCIAL PROJECTIONS

AND RELATED ASSUMPTIONS

THE 2007 FINANCIAL PROJECTIONS OF ZAGG INCORPORATED (THE “COMPANY”) SET FORTH BELOW SHOULD BE VIEWED IN CONJUNCTION WITH A REVIEW OF THE UNDERLYING ASSUMPTIONS INCLUDED HEREWITH. THE PROJECTIONS WERE PREPARED BY MANAGEMENT IN GOOD FAITH BASED UPON ASSUMPTIONS BELIEVED TO BE REASONABLE AT THE TIME OF PREPARATION AND INVOLVE A NUMBER OF RISKS AND SIGNIFICANT BUSINESS, COMPETITIVE AND ECONOMIC UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. ACCORDINGLY, ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED AND THE ASSUMPTIONS MAY PROVE TO BE INACCURATE.

CUSTOMERS OF THE COMPANY’S PRODUCTS ARE VARIED AND IT IS DIFFICULT TO PREDICT WITH ANY DEGREE OF CERTAINTY WHAT THE COMPANY’S REVENUES WILL BE FOR ANY GIVEN PERIOD. THE COMPANY’S EXPERIENCE INDICATES THAT CUSTOMERS CAN CHANGE THEIR PURCHASING PATTERNS QUICKLY IN RESPONSE TO MARKET DEMANDS AND THEREFORE THE COMPANY’S FORECASTS MAY NOT BE RELIED UPON TO ACCURATELY FORECAST SALES. SINCE THE COMPANY DOES NOT HAVE LONG-TERM PURCHASE COMMITMENTS FROM MAJOR CUSTOMERS AND INSTEAD RELIES ON A BROADER PUBLIC TO PURCHASE ITS PRODUCTS, IT IS DIFFICULT FOR THE COMPANY TO ACCURATELY PREDICT THE AMOUNT OF SALES AND RELATED EARNINGS IN ANY GIVEN PERIOD. THE COMPANY’S PROJECTIONS ARE BASED ON MANAGEMENT’S BEST ESTIMATE OF SALES USING HISTORICAL SALES DATA, INFORMATION FROM CUSTOMERS AND OTHER INFORMATION DEEMED RELEVANT. THESE PROJECTIONS ARE HIGHLY SUBJECTIVE SINCE SALES TO THE COMPANY’S CUSTOMERS CAN FLUCTUATE SUBSTANTIALLY. THE COMPANY’S PERIOD TO PERIOD REVENUES HAVE VARIED IN THE PAST AND MAY CONTINUE TO VARY IN THE FUTURE. ANY SIGNIFICANT CHANGE IN PURCHASES BY THE COMPANY’S CUSTOMERS CAN SIGNIFICANTLY AFFECT SALES AND PROFITABILITY.

IF DEMAND FOR THE COMPANY’S PRODUCTS FLUCTUATES, THE COMPANY’S REVENUES, PROFITABILITY AND FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED. IMPORTANT FACTORS THAT COULD CAUSE DEMAND FOR THE COMPANY’S PRODUCTS TO FLUCTUATE INCLUDE:

•	CHANGES IN CUSTOMER PRODUCT NEEDS;

•	CHANGES IN THE LEVEL OF INVENTORY;

•	CHANGES IN BUSINESS AND ECONOMIC CONDITIONS, INCLUDING A DOWNTURN IN THE COMPANY’S INDUSTRY; AND

•	MARKET ACCEPTANCE OF THE COMPANY’S PRODUCTS.

IF ACTUAL SALES OR EARNINGS ARE LESS OR MORE THAN THE PROJECTED AMOUNTS, THE PRICE OF THE COMPANY’S COMMON STOCK MAY BE ADVERSELY AFFECTED AND ACCORDINGLY THE COMPANY’S SHAREHOLDERS SHOULD NOT PLACE UNDUE RELIANCE ON THESE PROJECTIONS.

IN ADDITION, THE PRICE OF THE COMPANY’S COMMON STOCK MAY BE ADVERSELY AFFECTED DUE TO OTHER FACTORS, SUCH AS CHANGES IN ANALYSTS’ ESTIMATES REGARDING EARNINGS, OR MAY BE DUE TO FACTORS RELATING TO THE MARKETS IN GENERAL. SHAREHOLDERS SHOULD BE WILLING TO INCUR THE RISK OF SUCH FLUCTUATIONS.

The following table shows the Company’s results for 2006 and projections for 2007.

		2006 - Actuals		2007
		$$	%	$$	%
Revenue

	Website Sales	$1,943,000	70%	$2,225,000	27%
	Resellers	$506,000	18%	$520,000	6%
	Mall Carts	$328,000	12%	$596,000	7%
A	Corporate Kiosks	$-	0%	$910,000	11%
B	Big Box Retail	$-	0%	$250,000	3%
C	International	$-	0%	$165,000	2%
D	Direct Response - Call Center	$-	0%	$1,949,000	24%
E	Direct Response - Website	$-	0%	$640,000	8%
F	New Products	$-	0%	$170,000	2%
G	Acquisitions	$-	0%	$808,000	10%

Total Revenue		$2,777,000	100%	$8,233,000	100%

COGS		$718,000	26%	$1,878,000	23%

Gross Operating Margin		$2,059,000	74%	$6,355,000	77%

SG&A		$2,274,000	82%	$5,257,000	64%

EBITDA		$(215,000)	-8%	$1,098,000	13%

EPS		$(0.02)		$0.05

Footnotes:

A	The Company intents to expand its kiosk/mall cart program through opening additional corporate owned and operated kiosks and mall carts.

B	The Company intends to expand its distribution channel to include “Big Box” retailers.

C	The Company intends to expand its operations through opening foreign sales offices and focusing on foreign markets.

D
The Company has developed a short form infomercial marketed for direct response marketing. The direct response - call center revenue represents the projections for the direct marketing campaign that will come through a third party direct marketing call center.

E
The direct response - website revenue represents projected revenues from our direct marketing website specifically designed for the direct marketing campaign. As we are not able to offer all of our products through the direct marketing call center, our direct marketing website will facilitate allowing customers to order from our entire product offering.

F
The Company is continually searching for new product offerings for its website and other distribution channels that it can develop and add to the product mix. These revenues represent projections related to selling these additional product offerings.

G
The Company is looking at potential acquisition targets that could help to increase the overall value of the Company. The revenues from acquisitions represent increased revenues provided from potential acquisition targets.